Exhibit 99.1

Pier 1 Imports, Inc. Reports First Quarter Fiscal 2017 Financial Results

Declares Quarterly Cash Dividend

Updates Financial Guidance

FORT WORTH, Texas--(BUSINESS WIRE)--June 29, 2016--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the first quarter ended May 28, 2016.

Alex W. Smith, President and CEO, stated, “Our first quarter sales were not as strong as we would have liked. Although many of our merchandise categories performed satisfactorily, outdoor furniture was affected by internal and external pressures, including competitive pricing. At the same time, the headwind of a challenging store traffic environment remains.”

“From a merchandise margin perspective, promotional discounts were essentially in line with our plan, but we made the strategic decision to accelerate our clearance activity to ensure clean inventory. We expect to generate merchandise margin improvement in subsequent quarters and have left our guidance with respect to merchandise margin unchanged for full year fiscal 2017.”

“The organization is working diligently to improve our sales performance and capture incremental margin in the second half of the year, as many of our product, marketing and loyalty strategies will be unfolding over that period,” continued Mr. Smith. “Our brand is strong and our customers love us. Our focus hasn’t changed -- deliver unique merchandise offerings, become more efficient across all parts of our business, attract new customers to our brand and continue to engage and retain Pier 1 Imports loyalists.”

First Quarter Fiscal 2017 Results of Operations

Net sales for the first quarter decreased 4.2% (a 3.9% decrease on a constant currency basis after adjusting for a 30 basis point impact attributable to the year-over-year decline in the value of the Canadian Dollar relative to the U.S. Dollar) to $418.4 million, compared to $436.9 million in the same period last year. Company comparable sales decreased 2.5% (a 2.2% decrease on a constant currency basis). E-Commerce represented approximately 19% of net sales in the first quarter, as compared to approximately 17% of net sales in the first quarter of fiscal 2016.

Gross profit in the first quarter totaled $149.0 million, or 35.6% of net sales, compared to $169.5 million, or 38.8% of net sales, in the first quarter of fiscal 2016. First quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $232.5 million, or 55.6% of net sales, compared to $252.8 million, or 57.9% of net sales, in the first quarter of fiscal 2016. The year-over-year decline in merchandise margin is primarily attributable to elevated clearance and planned incremental promotional activity. For the three months ended May 28, 2016, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $68.7 million, compared to $84.8 million during the same period last year.

First quarter fiscal 2017 selling, general and administrative (“SG&A”) expenses were $142.7 million, or 34.1% of net sales, compared to $143.6 million, or 32.9% of net sales, in the year-ago period. Cost reductions across the organization were partially offset by investments in marketing, including television advertising. The following table details the breakdown of SG&A expenses for the first quarter of fiscal 2017 as compared to the same period last year (in millions).

	Three Months Ended
	May 28, 2016		May 30, 2015
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$60.2	14.4%	$64.3	14.7%
Operational expenses	20.1	4.8%	20.4	4.7%
Marketing	28.6	6.8%	22.4	5.1%
Other selling, general and administrative	33.8	8.1%	36.5	8.4%

Total selling, general and administrative	$142.7	34.1%	$143.6	32.9%

First quarter fiscal 2017 operating loss was $7.8 million compared to operating income of $13.6 million in the same period last year. Net loss for the first quarter ended May 28, 2016, was $6.0 million, or ($0.07) per share, compared to net income of $6.9 million, or $0.08 per share, in the year-ago period. First quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $6.8 million, versus $26.1 million in the first quarter of fiscal 2016.

Balance Sheet Highlights and Share Repurchase Program

As of May 28, 2016, the Company remained in solid financial condition with $128.0 million of cash and cash equivalents, $196.5 million outstanding under its senior secured term loan and no cash borrowings under its $350 million secured revolving credit facility. Inventories at the end of the first quarter of fiscal 2017 decreased 16% to $421.1 million, compared to $501.7 million of inventories at the end of the first quarter last year. Capital expenditures in the first quarter totaled $10.0 million, which was deployed toward the opening of new stores, other leasehold improvements and technology and infrastructure initiatives.

During the first quarter ended May 28, 2016, the Company repurchased approximately 1.0 million shares of its common stock for approximately $6.1 million. Subsequent to the end of the first quarter, the Company has repurchased an additional 735.0 thousand shares of its common stock for approximately $4.1 million. Of the Company’s $200 million share repurchase program announced in April 2014, $37.0 million remains available for repurchases.

Real Estate Optimization Initiative

During the first quarter of fiscal 2017, the Company closed eight stores and opened three. The Company continues to expect to have approximately 20 store closures in fiscal 2017.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 28, 2016	1,032	3	(8)	1,027	0

May 30, 2015	1,065	8	(10)	1,063	6

(1) Relocations are noted only in the period in which the new store opens.

Second Quarter and Full-Year Fiscal 2017 Financial Guidance

Jeffrey N. Boyer, EVP and Chief Financial Officer, stated, “Our profitability in the first half of the year is largely being impacted by planned investments in marketing, a competitive promotional environment and the costs related to prior distribution center network inefficiencies. At the same time, soft store traffic continues to weigh on our performance. We expect to pick up momentum in the second half of fiscal 2017 as key initiatives designed to drive sales and margins take hold and we move into our seasonally strong holiday period. Given the challenging retail environment and moderate start to fiscal 2017, we believe it is prudent to adjust our financial guidance.”

The Company provided the following updated financial guidance for the fiscal 2017 second quarter and full year:

Guidance Metric	2nd Quarter	Full Year
· Comparable sales growth (contraction) (%):	(1%) to 1%	(1%) to 1%
· Net sales growth (contraction) (%):	(3%) to (1%)	(3%) to (1%)
· Merchandise margin (% of net sales):	Approximately 56% to 57%	Approximately 56% to 57%
· SG&A expenses:	Approximately $136 million to $140 million	Approximately $575 million to $585 million
· Marketing spend:	Approximately $20 million
· Depreciation:		Approximately $56 million
· Earnings (loss) per share:	($0.06) to $0.00	$0.32 to $0.40
· Share count:		Approximately 80 million diluted shares
· Capital Expenditures:		Approximately $55 million

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on August 3, 2016, to shareholders of record on July 20, 2016. As of June 28, 2016, approximately 83.4 million shares of the Company’s common stock were outstanding.

First Quarter Fiscal 2017 Financial Results Conference Call

The Company will host a conference call to discuss first quarter fiscal 2017 financial results at 4:00 p.m. Central Time on Wednesday, June 29, 2016. Investors will be able to connect to the call through the Company’s website at Pier1.com. The conference call can be accessed by selecting “About” on the homepage and linking through the “Investor Relations” page to the “Events” page, or by dialing 1-800-498-7872, or if international, 1-706-643-0435. The conference ID number is 22684874.

A replay will be available after 7:30 p.m. Central Time for a 24-hour period and can be accessed by dialing 1-855-859-2056, or if international, 1-404-537-3406 using conference ID number 22684874.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). This press release references non-GAAP financial measures including constant currency, merchandise margin, contribution from operations and EBITDA.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three-month periods ended May 28, 2016, and May 30, 2015. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net income (loss) to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended
		May 28, 2016		May 30, 2015
		$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$232.5	55.6%	$252.8	57.9%

Less:	Delivery and fulfillment net costs	10.8	2.6%	8.7	2.0%
	Store occupancy costs	72.7	17.4%	74.6	17.1%

Gross profit (GAAP)		149.0	35.6%	169.5	38.8%

Less:	Compensation for operations	60.2	14.4%	64.3	14.7%
	Operational expenses	20.1	4.8%	20.4	4.7%

Contribution from operations (non-GAAP)		68.7	16.4%	84.8	19.4%

Less:	Other nonoperating income	(0.5)	(0.1%)	(0.2)	0.0%
	Marketing and other SG&A	62.4	14.9%	58.8	13.5%

EBITDA (non-GAAP)		6.8	1.6%	26.1	6.0%

Less:	Income tax provision (benefit)	(4.1)	(1.0%)	4.0	0.9%
	Interest expense, net	2.8	0.7%	2.9	0.7%
	Depreciation	14.1	3.4%	12.4	2.8%

Net income (loss) (GAAP)		$(6.0)	(1.4%)	$6.9	1.6%

This press release also references company comparable sales on a constant currency basis, which is calculated by translating the current and prior periods into comparable amounts using the same foreign exchange rate. Management believes this non-GAAP financial measure is useful when comparing sales results between periods when foreign exchange rates are volatile.

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns and customer databases, consumer spending patterns, inventory levels and values, the Company’s ability to implement planned cost control measures, expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency, and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

Pier 1 Imports, Inc. is the original global importer of home décor and furniture. Information about the Company is available on www.pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	May 28,	% of	May 30,	% of
	2016	Sales	2015	Sales

Net sales	$418,370	100.0%	$436,866	100.0%

Cost of sales	269,403	64.4%	267,327	61.2%

Gross profit	148,967	35.6%	169,539	38.8%

Selling, general and administrative expenses	142,724	34.1%	143,587	32.9%
Depreciation	14,051	3.4%	12,394	2.8%

Operating income (loss)	(7,808)	(1.9%)	13,558	3.1%

Nonoperating (income) and expenses:
Interest, investment income and other	(781)		(279)
Interest expense	3,047		3,008
	2,266	0.5%	2,729	0.6%

Income (loss) before income taxes	(10,074)	(2.4%)	10,829	2.5%
Income tax provision (benefit)	(4,054)	(1.0%)	3,955	0.9%

Net income (loss)	$(6,020)	(1.4%)	$6,874	1.6%

Earnings (loss) per share:
Basic	$(0.07)		$0.08

Diluted	$(0.07)		$0.08

Dividends declared per share:	$0.07		$0.07

Average shares outstanding during period:
Basic	81,663		88,295

Diluted	81,663		89,021

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	May 28,	February 27,	May 30,
	2016	2016	2015
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $122,494, $110,413 and $65,940, respectively	$128,031	$115,221	$97,029
Accounts receivable, net	25,631	22,639	25,938
Inventories	421,098	405,859	501,662
Prepaid expenses and other current assets	34,995	31,175	47,491
Total current assets	609,755	574,894	672,120

Properties and equipment, net of accumulated depreciation
of $497,064, $481,758 and $454,345, respectively	199,331	207,633	209,912
Other noncurrent assets	36,738	36,664	39,195
	$845,824	$819,191	$921,227

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$117,067	$72,570	$130,219
Gift cards and other deferred revenue	66,093	64,081	65,165
Accrued income taxes payable	-	6,324	5,704
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	103,228	101,712	111,595
Total current liabilities	288,388	246,687	314,683

Long-term debt	199,962	200,255	201,134
Other noncurrent liabilities	87,517	87,492	82,219

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	186,757	211,019	207,120
Retained earnings	717,825	729,537	714,277
Cumulative other comprehensive loss	(8,789)	(10,637)	(9,406)
Less 41,150,000, 41,760,000 and 35,682,000
common shares in treasury, at cost, respectively	(625,961)	(645,287)	(588,925)
Total shareholders' equity	269,957	284,757	323,191
	$845,824	$819,191	$921,227

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended
	May 28,	May 30,
	2016	2015

Cash flows from operating activities:
Net income (loss)	$(6,020)	$6,874
Adjustments to reconcile to net cash provided by
operating activities:
Depreciation	15,433	13,454
Stock-based compensation expense	1,684	2,246
Deferred compensation, net	1,409	1,522
Deferred income taxes	(2,496)	524
Excess tax benefit from stock-based awards	-	(518)
Amortization of deferred gains	(268)	(893)
Other	2,245	798
Changes in cash from:
Inventories	(15,239)	(22,819)
Prepaid expenses and other assets	(6,019)	1,975
Accounts payable and other liabilities	49,118	32,972
Accrued income taxes payable, net of payments	(6,324)	(7,796)
Net cash provided by operating activities	33,523	28,339

Cash flows from investing activities:
Capital expenditures	(10,044)	(9,389)
Proceeds from disposition of properties	3	13
Proceeds from sale of restricted investments	991	678
Purchase of restricted investments	(402)	(797)
Net cash used in investing activities	(9,452)	(9,495)

Cash flows from financing activities:
Cash dividends	(5,692)	(6,172)
Purchases of treasury stock	(5,515)	(16,136)
Proceeds from stock options exercised,
stock purchase plan and other, net	446	411
Excess tax benefit from stock-based awards	-	518
Repayments of long-term debt	(500)	(500)
Net cash used in financing activities	(11,261)	(21,879)

Change in cash and cash equivalents	12,810	(3,035)

Cash and cash equivalents at beginning of period	115,221	100,064

Cash and cash equivalents at end of period	$128,031	$97,029

CONTACT:
Pier 1 Imports, Inc.
Investor Relations Contact:
Bryan Hanley, 817-252-6083